Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 4 to Form S-4 of our report dated May 4, 2021 (which includes an explanatory paragraph related to Hudson Executive Investment Corp.’s ability to continue as a going concern), relating to the financial statements of Hudson Executive Investment Corp., which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

May 20, 2021